Exhibit 10.11

Dynavax Technologies Corporation

2018 Equity Incentive Plan

Restricted Stock Unit Award Agreement

Pursuant to the accompanying Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”), Dynavax Technologies Corporation (the “Company”) has granted you a Restricted Stock Unit Award (the “Award”) under the Dynavax Technologies Corporation 2018 Equity Incentive Plan (the “Plan”) for the number of restricted stock units (the “Restricted Stock Units”) set forth in the Grant Notice. This Award is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan or the Grant Notice will have the same definitions as in the Plan or the Grant Notice.

1.
Grant of the Award. This Award represents your right to be issued on a future date (as set forth in Section 6) one share of Common Stock for each Restricted Stock Unit subject to this Award that vests in accordance with the Grant Notice and this Agreement. This Award was granted in consideration of your services to the Company or an Affiliate. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than services to the Company or an Affiliate) with respect to your receipt of the Award, the vesting of the Restricted Stock Units or the issuance of any shares of Common Stock in respect of this Award.
2.
Vesting. Subject to the limitations contained herein, this Award will vest, if at all, in accordance with the vesting schedule set forth in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, you will forfeit (at no cost to the Company) any Restricted Stock Units subject to this Award that have not vested as of the date of such termination and you will have no further right, title or interest in such Restricted Stock Units.
3.
Number of Restricted Stock Units and Shares of Common Stock.
(a)
The number of Restricted Stock Units subject to this Award, as set forth in the Grant Notice, will be adjusted for Capitalization Adjustments, if any, as provided in the Plan.
(b)
Any additional Restricted Stock Units and any shares of Common Stock, cash or other property that become subject to this Award pursuant to this Section 3 will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of issuance as applicable to the other Restricted Stock Units subject to this Award to which they relate.
(c)
No fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. Any fractional shares that may be created by the adjustments referred to in this Section 3 will be rounded down to the nearest whole share.
4.
Securities Law Compliance. You will not be issued any shares of Common Stock in respect of this Award unless either (i) such shares are registered under the Securities Act or (ii)

the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. This Award also must comply with all other applicable laws and regulations governing this Award, and you will not receive any shares of Common Stock in respect of this Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.
Transferability. This Award is not transferable, except by will or by the laws of descent and distribution and prior to the time that shares of Common Stock in respect of this Award have been issued to you, you may not transfer, pledge, sell or otherwise dispose of any portion of the Restricted Stock Units or the shares of Common Stock in respect of this Award. For example, you may not use any shares of Common Stock that may be issued in respect of this Award as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon issuance to you of the shares of Common Stock in respect of this Award.
6.
Issuance of Shares.
(a)
The issuance of any shares of Common Stock in respect of this Award is subject to satisfaction of the tax withholding obligations set forth in Section 10. The form of such issuance (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.
(b)
In the event one or more Restricted Stock Units subject to this Award vests, the Company will issue to you, on the Settlement Date (as defined below), one (1) share of Common Stock for each Restricted Stock Unit that vests on or prior to the Settlement Date; provided, however, that if the Settlement Date falls on a date that is not a business day, such shares will instead be issued to you on the next following business day.

For purposes of this Agreement, the “Settlement Date” will mean the earlier of (i) the date that is six (6) months and one (1) day following the date on which you experience a “separation from service” (as such term is defined in Treasury Regulations Section 1.409A-1(h) without regard to any alternative definition thereunder) as a Director and (ii) a Change in Control that constitutes a “change in control event” (as determined under Treasury Regulations Section 1.409A-3(i)(5)).

7.
Dividends. You will receive no benefit or adjustment to this Award with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan with respect to a Capitalization Adjustment.
8.
Restrictive Legends. The shares of Common Stock issued in respect of this Award will be endorsed with appropriate legends, if any, as determined by the Company.
9.
Award Not a Service Contract. This Award is not an employment or service contract, and nothing in this Award will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in this Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or

Employees to continue any relationship that you might have as an Employee, Director or consultant for the Company or an Affiliate.
10.
Tax Withholding Obligations.
(a)
On or before the time you receive a distribution of any shares of Common Stock in respect of this Award, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with this Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to this Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares of Common Stock to be issued in connection with this Award to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with this Award with a Fair Market Value (measured as of the date the shares of Common Stock are issued to you) not in excess of the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of this Award as a liability for financial accounting purposes).
(b)
Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to issue to you any Common Stock.
(c)
In the event the Company’s obligation to withhold arises prior to the issuance to you of Common Stock or it is determined after the issuance of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
11.
Unsecured Obligation. This Award is unfunded, and as a holder of vested Restricted Stock Units, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock or other property pursuant to this Agreement.
12.
Stockholder Rights. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock to be issued pursuant to this Award until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

13.
Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares of Common Stock only during certain “window” periods in effect from time to time and the Company’s insider trading policy.
14.
Notices. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to this Award or participation in the Plan by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
15.
Governing Plan Document. This Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as otherwise expressly provided in the Grant Notice or this Agreement, in the event of any conflict between the terms in the Grant Notice or this Agreement and the terms of the Plan, the terms of the Plan will control.
16.
Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
17.
Effect on Other Employee Benefit Plans. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
18.
Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.
19.
Amendment. Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company. Notwithstanding anything in the Plan to the contrary, the Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.

20.
Compliance with Section 409A of the Code. This Award is intended to comply with, and will be construed to the greatest extent possible as consistent with, the requirements of Section 409A of the Code. If (i) you are deemed by the Company at the time of your “separation from service” (as such term is defined in Treasury Regulations Section 1.409A-1(h) without regard to any alternative definition thereunder) to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code and (ii) any of the payments upon such separation from service set forth herein are deemed to be “deferred compensation,” then to the extent delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code and the related adverse taxation under Section 409A of the Code, such payments will not be provided to you prior to the earliest of (a) the date that is six (6) months and one (1) day after the date of such separation from service, (b) the date of your death, or (c) such earlier date as permitted under Section 409A of the Code without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 20 will be paid in a lump sum to you, and any remaining payments due will be paid as otherwise provided herein. Each installment of Restricted Stock Units that vests under this Award is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).
21.
Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by accepting this Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.
22.
Miscellaneous.
(a)
The rights and obligations of the Company under this Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(b)
You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.
(c)
You acknowledge and agree that you have reviewed this Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting this Award, and fully understand all provisions of this Award.
(d)
This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)
All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

* * *

This Restricted Stock Unit Award Agreement will be deemed to be accepted by you upon your acceptance of the Restricted Stock Unit Award Grant Notice to which it is attached.